Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Commonwealth Aluminum Corporation on Form S-8 of our report dated January 16, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Commonwealth Aluminum Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993.

                                                  COOPERS & LYBRAND L.L.P.


Louisville, Kentucky
January 7, 1997